Exhibit 10.2

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”) is made as of August [-], 2018 among GlassBridge Enterprises, Inc., a Delaware corporation (“GlassBridge”), Humilis Holdings Private Equity LP (“Humilis,” formerly known as Spear Point Capital Management LLC), NXSN Acquisition Corp., a Delaware corporation (“Acquisition”), and Nexsan corporation, a Delaware Corporation (“Nexsan”). GlassBridge, Humilis, Acquisition and Nexsan, shall individually be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, GlassBridge and Humilis collectively own 100% of the issued and outstanding capital stock of Acquisition;

WHEREAS, Acquisition directly owns 100% of the single class of common stock (“Nexsan Common Stock”) of Nexsan;

WHEREAS, Acquisition intends to grant Humilis or its assignee, Humilis Holdings LLC, a Delaware limited liability company (“Holdings”), or StoreCentric, Inc. (“StoreCentric”), an exclusive option to purchase all but not less than all the Nexsan Common Stock at any time during the term of this option agreement subject to compliance with the requirements of Delaware law, subject to the terms set forth herein;

WHEREAS, Acquisition is granting this option in favor of Humilis as partial consideration to allow GlassBridge, to acquire all the issued and outstanding capital stock of Nexsan owned by Humilis pursuant to that certain Exchange Agreement entered into between GlassBridge and Humilis simultaneously with the execution of this Agreement;

In consideration of the mutual covenants and representations herein set forth, the Parties agree as follows:

1.             Granting the Option. Acquisition agrees that, on the date of signing this Agreement, it shall irrevocably grant Humilis or its assignee, Holdings or StoreCentric, an option to purchase the Nexsan Common Stock in such way of exercise as stipulated herein. Such option shall be granted to Humilis after this Agreement is signed by the Parties hereto and shall be irrevocable within the term of this Agreement once granted.

2.             Term. This Agreement shall take effect after being signed by the parties hereto and shall not be terminated until Humilis acquires the Nexsan Common Stock, provided, however, that if Humilis does not exercise its rights hereunder within sixty days of the signing of this Agreement, this Agreement shall lapse.

3.             Time of Exercise. Acquisition recognizes that:

a.           Humilis or any assignee may exercise the option in whole at any time within the term of this Agreement; and

b.           The option granted under this Agreement may be transferred in whole but not in part to Holdings or StorCentric without separate approval of Acquisition or Nexsan.

4.             Exercise Consideration. Upon exercise of this option, Humilis shall be entitled to acquire the Nexsan Common Stock of Nexsan in exchange for $6,025,000. The option may be exercised by execution of an agreement by and among Humilis, Acquisition and StoreCentric thereto pursuant to which all of the ownership of the Nexsan Common Stock is sold assigned and transferred from Acquisition to Humilis or StoreCentric (a “Nexsan Stock Purchase Agreement”). The Nexsan Stock Purchase Agreement may contain working capital adjustments, escrow provisions, purchase price adjustments, guaranties, indemnification provisions and other terms and provisions negotiated by the parties thereto which may have an effect of lowering the consideration payable to Acquisition in connection with the transactions contemplated by the Nexsan Stock Purchase Agreement. Execution of a Nexsan Stock Purchase Agreement by Humilis or StoreCentric and Acquisition shall be conclusive evidence that this option has been exercised in full and none of Humilis, Acquisition, GlassBridge or their parent entities, subsidiaries, affiliates, general partners, limited partners, stockholders and other equity holders shall thereafter have any claims against any person or entity that this Agreement and/or the Nexsan Stock Purchase Agreement was invalid or unenforceable or that the option granted hereunder was not properly exercised. By entering into this Agreement, Humilis, Acquisition, GlassBridge and their parent entities, subsidiaries, affiliates, general partners, limited partners, stockholders and other equity holders acknowledge and agree that they hereby approve and consent to the transactions contemplated by this Agreement and the Nexsan Stock Purchase Agreement and the transactions contemplated hereby and thereby (and such approval and consent shall be deemed to include and constitute any and all prior written consents, waivers or approvals required or advisable to be received from Humilis, Acquisition, GlassBridge and their parent entities, subsidiaries, affiliates, general partners, limited partners, stockholders and other equity holders in connection with this Agreement or the Nexsan Stock Purchase Agreement). For the avoidance of doubt, no consideration, other than the consideration payable under the Nexsan Stock Purchase Agreement to Acquisition shall be payable in connection with the exercise of the option granted hereunder.

5.            Representations and Warranties of Humilis.

a.           Organization and Power. Humilis (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business and is in good standing in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a material adverse effect on Humilis.

b.           Authorization; Enforceability. Humilis has the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by Humilis has been duly authorized by all requisite corporate or comparable organizational action on the part of it and its stockholders. This Agreement has been duly executed and delivered by Humilis and, assuming due authorization, execution and delivery by the other parties, represents the legal, valid and binding obligation of Humilis, enforceable against Humilis in accordance with its terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now and hereunder in effect relating to the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

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c.           Noncontravention.

(a)          The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by Humilis do not and will not (1) conflict with, result in or constitute a material violation of or default under (with or without notice, lapse of time or both), give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss of any benefit under or require consent, approval or waiver from any person in each case in accordance with any provision of the organizational documents of Humilis, (2) conflict with, result in or constitute a material violation of or default under (with or without notice, lapse of time or both), give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss or modification of any benefit under or require consent, approval or waiver from any person in accordance with any contract, permit or law applicable to Humilis, or (3) otherwise have an adverse effect upon the ability of Humilis to consummate the transactions contemplated herein.

(b)          No permit or order of, or registration or filing with or declaration or notification to, any government authority is required by or with respect to Humilis in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein.

6.             Representations and Warranties of Acquisition. In connection with the granting of this option, Acquisition represents to Humilis the following:

a.           Authorization. On the date of the signing of this Agreement and each Delivery Date, Acquisition has the powers, rights, authority and ability to sign and deliver this Agreement and the Nexsan Stock Purchase Agreement signed by them as a party thereto for each share transfer according to this Agreement and to perform their obligations under this Agreement and the Nexsan Stock Purchase Agreement. This Agreement and the Nexsan Stock Purchase Agreement to which they are a party shall constitute their legal, effective and binding obligations that are enforceable on them according to the provisions thereof once signed.

b.           No Breach of Law or Other Agreement. No signing and delivery of this Agreement or the Nexsan Stock Purchase Agreement and no performance by Acquisition of its obligations under this Agreement or the Nexsan Stock Purchase Agreement shall (i) result in any violation of any relevant laws and regulations; (ii) conflict with the certificate of incorporation or other organizational documents of Acquisition or Nexsan; (iii) result in any breach of any binding agreements or instruments to which they are a party or constitute any breach of contract under any binding agreements or instruments to which they are a party; (iv) result in any breach of any licenses or approvals issued by the relevant competent government departments to them; or (v) cause any licenses or approvals issued by the relevant competent government departments to them to be suspended or revoked or attached with any conditions;

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c.           Agreement Not Impacted by Proceedings. There is no suit, arbitration or other judicial or administrative proceedings that are pending or may have a substantial impact on the performance of this Agreement or the Nexsan Stock Purchase Agreement.

d.           Ownership of Nexsan. Acquisition has good and marketable ownership of the Nexsan Common Stock. There are no pledges, liabilities and other third party encumbrances on the Nexsan Common Stock.

e.           Disclosure of Material Impacts. Acquisition has disclosed to Humilis all circumstances that may have a material adverse effect on the performance of this Agreement.

f.            Exclusive. The option granted by Acquisition to Humilis is exclusive, and Acquisition has not otherwise granted any third party any other options or similar rights before or when granting the option to Humilis except for the employee options granted on August 17, 2017.

7.             Covenants of Acquisition. In connection with the purchase of the sale of the Nexsan Common Stock, Acquisition makes the following covenants:

a.           Within the term of this Agreement, Acquisition will not create any pledges, liabilities and any other third party encumbrances on the Nexsan Common Stock held by it nor transfer, donate or otherwise dispose of any shares held by them to any third party other than the Parties to this Agreement.

b.           Within the term of this Agreement, Acquisition will not otherwise grant any other options or similar rights to any third party or transfer or assign this Agreement to any party other than Holdings or StoreCentric without the express written consent of Humilis.

c.           Acquisition will maintain the valid existence of Nexsan in accordance with normal financial and commercial standards and practices, operate their business and deal with affairs in a prudent and efficient manner, use their best efforts to obtain and maintain any permits, licenses and approvals necessary for Nexsan’s continuous operation and ensure that any such permits, licenses and approvals will not be canceled, withdrawn or declared null and void.

d.           Acquisition will provide Humilis with all Nexsan’s operation and financial information at Humilis’ request.

e.           Before Humilis (or any assignee) exercises the option and obtains all of the Nexsan Common Stock , Acquisition undertakes that:

i)         Acquisition will forthwith notify Humilis in writing of any suits, arbitration or administrative proceedings that have arisen or may arise in relation to the Nexsan Common Stock owned by them or of any circumstances that may have any adverse effect on such Nexsan Common Stock;

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ii)        Before Humilis and/or any assignee exercises the option, Acquisition shall enter into all necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate accusations or make all necessary and appropriate defenses for all claims in order to maintain their lawful and effective ownership over the appropriate Nexsan Common Stock; and

iii)      Acquisition will strictly abide by this Agreement and other agreements jointly or severally entered into by and between Acquisition and Humilis, conscientiously perform its obligations under such agreements and will not do any acts/omissions that are likely to affect the validity and enforceability of such agreements.

f.            Except as expressly agreed by Humilis (or its designated third party) in writing, before Humilis (or its designated third party) exercises its option and obtains all of Nexsan Common Stock , Acquisition shall not jointly or individually:

i)         Supplement or modify Nexsan’s certificate of incorporation or bylaws in any form, and such supplements, alterations or modifications will have substantial adverse effects on any assets, responsibilities, operation, shares and other legal rights of Nexsan (excluding the same proportion of capital increase for the purpose of meeting the legal requirements) or may affect the effective performance of this Agreement and other agreements signed by Humilis, Acquisition and Nexsan;

ii)        Cause Nexsan to enter into or do any transactions or acts (excluding those that arise in the ordinary or daily business course or have been disclosed to and agreed by Humilis expressly in writing in advance) that will have materially adverse effects on its assets, liabilities, operation, shares and other legitimate rights;

iii)      Cause any resolutions on the distribution of dividends or bonuses to be adopted at the stockholders’ meeting of Nexsan;

iv)        Sell, assign, mortgage or otherwise dispose of any legal or beneficial interests on the Nexsan Common Stock or allow to create any other security interests thereon at any time from the effective date of this Agreement;

v)       Cause any sales, transfer, mortgage or otherwise disposal of any legal or beneficial interests on the Nexsan Common Stock to be approved at the stockholders’ meeting of Nexsan, or allow to create any other security interests thereon, or adopt a stockholder resolution on the increase or decrease of Nexsan’s registered capital or otherwise modify the structure of the registered capital;

vi)        Cause any merger of Nexsan with any persons or acquire investments from any persons or make an investment to any persons, or carry out reorganization in any other form; and

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vii)      Cause any winding-up, liquidation or dissolution and other matters of Nexsan to be approved at the stockholders’ meeting of Nexsan.

8.          Joint Representations and Covenants of Nexsan and Acquisition. Nexsan and Acquisition hereby jointly and severally make the following representations, warranties and undertakings to Humilis:

a.               Except as agreed by Humilis (or its designated third party) in writing, before Humilis (or its designated third party) exercises its option and obtains all of the Nexsan Common Stock or interests, Nexsan shall not:

i)         Sell, assign, mortgage or otherwise dispose of any assets, business or incomes or allow to create any other security interests thereon (excluding those that arise in the ordinary or daily business course or have been disclosed to and agreed by Humilis expressly in writing in advance);

ii)        Enter into any transactions (excluding those that arise in the ordinary or daily business course or have been disclosed to and agreed by Humilis expressly in writing in advance) that will or may have materially adverse effects on its assets, liabilities, operation, shares and other legitimate rights;

iii)      Distribute any dividends or bonuses in any form;

iv)        Incur, inherit, guarantee or allow the existence of any debts other than (a) any debts that arise in the ordinary or daily business course rather than by borrowing, and (b) any debts that have been disclosed to and agreed by Humilis expressly in writing in advance;

v)       Sign any significant contracts other than those signed in the ordinary business course (for the purpose of this Section, if the amount under a contract is more than USD10,000, such contract shall be deemed to be a significant contract);

vi)        Adopt a stockholder resolution on the increase or decrease of Nexsan’s capital or otherwise modify the structure of Nexsan’s capital;

vii)      Supplement, modify or amend Nexsan’s certificate of incorporation in any form; and

viii)     Enter into any merger or other venture with any persons or acquire investments from any person or make an investment to any persons.

b.               On the date of signing this Agreement, there is no suit, arbitration or administrative proceedings that are ongoing or may occur in relation to the Nexsan Common Stock, Nexsan’s assets or that may have a substantial impact on the performance of this Agreement by Nexsan other than those that have been disclosed to and agreed by Humilis expressly in writing in advance;

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c.           Nexsan hereby undertakes to Humilis that it will comply with all laws and regulations applicable to the acquisition of the Nexsan Common Stock and assets within the term of this Agreement, bear all expenses arising out of the share transfer and handle all procedures necessary for enabling Humilis or any assignee to become Nexsan’s stockholder; and

d.           Nexsan has not been declared bankrupt.

9.             Breach of Contract. Except as otherwise stipulated herein, if any Party fails to fully perform or suspend the performance of its obligations under this Agreement and fails to correct such breach within thirty (30) days from the date of receipt of a notice from the other Party, or any of its representations and warranties under this Agreement are untrue, inaccurate or misleading, such Party shall be deemed to have breached this Agreement. If any Party hereto breaches this Agreement or any of its representations and warranties under this Agreement, the non-breaching Party may notify in writing the breaching Party of correcting such breach within ten (10) days from the date of receipt of a notice, taking appropriate measures to effectively and promptly avoid any damage and continuing to perform this Agreement. If any damage occurs, the breaching Party shall make compensation to the non-breaching Party so that the non-breaching Party can obtain all rights and interests that should have been obtained by it in the case of the performance of this Agreement. If all of the Parties breach this Agreement, they shall determine the respective amount of compensation payable by them according to the degree of their respective breach.

10.           General Provisions.

a.           Counterparts Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

b.           Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of Delaware. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

c.           Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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d.           Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

e.           Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

f.            Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

g.           Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when (a) sent by telecopier, with receipt confirmed, (b) delivered personally, or (c) one business day after being sent by recognized overnight courier, to the parties at the addresses set forth on the signature page hereto (or at such other address as a party may specify by notice to the other).

[Signature page to follow]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

HUMILIS HOLDINGS PRIVATE EQUITY LP

By:________________

NXSN ACQUISITION CORP.

By: ______________

NEXSAN CORPORATION

By: ___________________

GLASSBRIDGE ENTERPRISES, INC.

By: ___________________